Exhibit 3.36

BYLAWS OF

LIFECARE HOSPITALS OF PITTSBURGH, INC.

A Nevada Corporation

ARTICLE I

OFFICES

Section 1.01. Principal Office. The principal office shall be in the City of Pittsburgh, State of Pennsylvania.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 2.01. Place of Meetings. Meetings of the Shareholders may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.02. Annual Meetings. Annual meetings of Shareholders shall be held annually at such time(s) as the Board of Directors may determine, at which they shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders owning at least ten percent (10%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.04. Notice.

A. Form of Notice. Notices of meetings shall be in writing and signed by the President, a Vice President, the Secretary, an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. Such notice shall state the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each Shareholder of record entitled to vote at such meeting not less than ten (10) days (twenty (20) days in the case of any meeting, whether annual or special, called to act upon a plan of merger or consolidation) nor more than sixty (60) days before such meeting. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of a share after delivery or mailing of the notice of a meeting, and if such transfer occurs prior to the holding of such meeting, then it shall not be necessary to deliver or mail notice of the meeting to the transferee.

B. Notice Not Required. Any notice required to be given to any Shareholder under any provision of the General Corporation Law of Nevada, as amended, the Articles of Incorporation or these Bylaws, need not be given to the Shareholder if (i) notice of two (2) consecutive annual meetings, and all notice of meetings held during the period between those meetings, if any; or (ii) all (but in no event less than two (2)) payments, if sent by first class mail, of distributions or interest on securities during a twelve (12) month period, have been mailed to that Shareholder, addressed at Shareholder’s address as shown on the records of the Corporation, have been returned undeliverable. Any action or meeting taken or held without notice to such a Shareholder shall have the same force and effect as if the notice had been duly given and if the action taken by the Corporation is reflected in any document filed with the Secretary of State of Nevada, such document may state that notice was duly given to all persons to whom notice was required to be given. If such Shareholder delivers to the Corporation written notice setting forth Shareholder’s then current address, the requirement that notice be given to that person shall be reinstated.

Section 2.05. Quorum; Withdrawal of Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by the statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 2.06. Majority Vote. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting.

Section 2.07. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any Shareholder who may be present. However, failure to comply with this provision will not invalidate any meeting.

Section 2.08. Number of Votes. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are extended, limited or denied by the Articles of Incorporation.

Section 2.09. Proxies. At any meeting of the Shareholders, any Shareholder may be represented and vote by a proxy appointed by an instrument in writing. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. In the event that any such written instrument shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting (or, if only one shall be present, then that one) shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (i) a pledgee; (ii) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (iii) a creditor of the Corporation who extended its credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under the General Corporation Law of Nevada, as amended. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting, instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

Section 2.10. Method of Voting; Action Without Meeting. Whenever the vote of Shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the Articles of Incorporation, the meeting and vote of Shareholders may be dispensed with if one or more written consents setting forth the actions so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes which would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. At all corporate meetings, the manner of voting shall be by ballot, by voice vote, or by a showing of hands, at the discretion of the Chairman of the meeting.

ARTICLE III

DIRECTORS

Section 3.01. Number; Qualification; Election; Term. The number of Directors which shall constitute the Board shall be that number established, from time to time, by resolution of the Board of Directors, all of whom shall have attained their majority. The Directors shall be elected at the annual meeting of Shareholders, and, except as provided in Section 3.02 of this Article, each Director elected shall hold office until such Director’s successor is elected and qualified. Directors need not be shareholders or residents of the State of Nevada.

Section 3.02. Vacancies; Removal. Vacancies may be filled by a majority of the remaining Directors, though less than a quorum. When one or more Directors shall give notice of resignation to the Board, effective at a future date, the Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Any directorship to be filled by reason of an increase in the number of Directors may be filled (i) by the Board for a term of office continuing only until the next election of one or more Directors by the Shareholders (provided that the Board may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of the Shareholders); or (ii) by election at an annual meeting or at a special meeting of Shareholders. A Director elected to fill a vacancy shall hold office during the remainder of the term of office of such Director’s predecessor. The Shareholders shall have the right at any special meeting to remove any Director of the Corporation, with or without cause, by majority vote of the issued and outstanding shares of capital stock entitled to vote on the election of such Director.

Section 3.03. Management. The business of the Corporation shall be managed by a Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

Section 3.04. Place of Meeting; Waiver of Notice. The Board of Directors of the Corporation may hold meetings, both annual and special, either within or without the State of Nevada. With such person’s consent, a Director shall be considered present at a meeting if such person is in radio or telephonic communication with the other Directors participating in the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.05. Annual Meetings. The annual meetings of the Board of Directors shall be held at the place of, and immediately following, each annual meeting of the Shareholders, and no notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary on the written request of two (2) Directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director at least three (3) days before the date of the meeting. Except as may be otherwise expressly provided by statute, the Articles of Incorporation or by these Bylaws, the purpose or purposes of any special meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting.

Section 3.07. Quorum; Majority Vote. A majority of the Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of any business and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Directors, the Directors thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to have less than a quorum.

Section 3.08. Executive Committee; Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members, at any meeting of that committee. Any such committee, to the extent provided in such resolution, in the Articles of Incorporation or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except as otherwise provided by statute. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such minutes shall be placed in the minute book of the Corporation.

Section 3.09. Minutes of Executive Committee. The Executive Committee shall keep regular minutes of their proceedings and report the same to the Board on a regular basis.

Section 3.10. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, a fixed sum for attendance at each annual or special meeting of the Board, or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.11. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 3.12. Action without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

Section 3.13. Telephone Meetings. Members of the Board of Directors, and members of a committee of the Board of Directors may participate in and hold a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment whereby persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

NOTICES

Section 4.01. Method. Notices to Directors and Shareholders shall be in writing and delivered personally or mailed to the Directors or Shareholders at their addresses appearing on the records of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in a United States post office or mail box, postage prepaid. Notice to Directors may also be given by telegram and shall be deemed to be given at the time when the same shall be delivered to the telegraph office for transmission.

Section 4.02. Consent. Whenever all parties entitled to vote at any meeting, whether of Directors or Shareholders, consent, either by a writing on the records of the meeting filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of Shareholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 4.03. Waiver. Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.01. Number. The officers of the Corporation shall be elected by the Board of Directors and may include a Chairman of the Board, and shall include a President and a Secretary. Any two (2) or more offices may be held by the same person.

Section 5.02. Election. The Board of Directors at its regular annual meeting after each annual meeting of Shareholders may elect a Chairman from among the Directors, and shall elect a President, and a Secretary, neither of whom need be a member of the Board.

Section 5.03. Additional Officers. The Board of Directors may appoint Vice Presidents, Assistant Secretaries, Treasurers, Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.04. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or by an officer of the Corporation to whom such power has been delegated by the Board of Directors or by these Bylaws.

Section 5.05. Term; Vacancies. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s death, resignation or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.06. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and Board of Directors unless the Chairman shall be absent or unless the Chairman shall, at Chairman’s option, designate the President to preside in the Chairman’s stead at some particular meeting. The Chairman of the Board shall have the power to appoint and discharge, subject to the approval or review by the Board of Directors, employees and agents of the Corporation and fix their compensation, make and sign contracts and agreements in the name of and on behalf of the Corporation. The Chairman of the Board shall place into operation such business policies of the Corporation as shall be decided upon by the Board and communicated to the Chairman of the Board or otherwise. The Chairman shall also, in general, have supervisory powers over the President, the other officers and the business activities of the Corporation, subject to the approval or review of the Board of Directors.

Section 5.07. President. In the absence of the election of a Chairman of the Board, the President shall have all of the powers and duties granted to the Chairman of the Board in these Bylaws and shall preside at meetings of the Board of Directors and of the Shareholders. In carrying out the business policies of the Board, the President shall, subject to the powers conferred upon the Chairman of the Board under Section 5.06 of this Article, have the general management and control of the business and affairs of the Corporation and shall be the ranking and chief executive officer of the Corporation, and the President, in carrying out such business policies, is given the necessary authority to discharge such responsibility. The President shall see that the books, reports, statements and certificates required by the statute under which the Corporation is organized or any other laws applicable thereto are properly made, kept, and filed according to law; and he shall generally do and perform all acts incident to the office of the President or which are authorized or required by law.

Section 5.08. Vice President. The Vice President, if any (or Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors) shall, in the absence or disability of the President, perform the duties and exercise the power of the President. They shall also generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the President and as the Board of Directors shall prescribe.

Section 5.09. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or any Assistant Secretary.

Section 5.10. Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

Section 5.11. Treasurer. The Treasurer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the

President and the Board of Directors, at the annual meeting of the Board, or when the Board of Directors so requires, an account of all of Treasurer’s transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer office and for the restoration to the Corporation, in case of Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 5.12. Assistant Treasurers. The Assistant Treasurers, if any, in order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 5.13. The General Counsel. A General Counsel for the Corporation may be appointed from time to time by the Board of Directors, on a basis of compensation to be set by the Board. The Board may appoint an individual or a law firm as the General Counsel of the Corporation. The General Counsel shall, when called upon, counsel and advise with the officers of the Corporation on any legal matters which may arise in the conduct of the Corporation’s business, shall handle all claims and litigation involving the Corporation, and shall perform such further legal services as may be contemplated in the contract of employment.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.01. Certificates. Every Shareholder shall be entitled to have a certificate, signed by the President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such Shareholder in the Corporation. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value and such other language as may be appropriate with regard to restrictions on transfer.

Section 6.02. Facsimile Signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, or registered by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such Corporation.

Section 6.03. Payment for Shares.

A. Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

B. Valuation. In absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

C. Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

D. Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

Section 6.04. Subscriptions. Unless otherwise provided in a subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

Section 6.05. Lost Certificates. The Board of Directors may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent thereof, require the owner of such lost or destroyed certificate or certificates, or such person’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.06. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer. The provisions of this Section are subject to any restrictions on transfer imposed by these Bylaws, agreements between a Shareholder or Shareholders and the Corporation, and agreements between Shareholders.

Section 6.07. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders or the date for delivery of any distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of Shareholders for any purpose. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the delivery of any distribution (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive delivery of any such distribution or share dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive delivery of such distribution or share dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. In the absence of any such action by the Board of Directors, the date on which the last notice of a meeting is mailed or delivered shall be the record date for determination of Shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, and the date on which the Board of Directors adopts the resolution declaring such distribution or share dividend, or allotment of rights, or change or conversion or exchange of capital stock, shall be the record date for the determination of the Shareholders entitled to receive payment of any such distribution or share dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock.

Section 6.08. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 6.09. Stock Options and Agreements. Any Shareholder of the Corporation may enter into agreements giving to any other Shareholder or Shareholders or any third party an option to purchase any of such Shareholder’s stock in the Corporation; and such shares of stock shall thereupon be subject to such agreement and be transferable only upon proof of compliance therewith and with these Bylaws; provided, however, that a copy of such agreement be filed with the Corporation and reference thereto placed upon the certificates representing said shares of stock.

Section 6.10. Books and Records. Any person who shall have been a Shareholder of record for at least six (6) months immediately preceding such person’s demand, or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times during regular business hours, for any proper purpose, the Corporation’s minutes and records of Shareholders, and shall be entitled to make extracts therefrom.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Dividends. Dividends upon the capital stock of the Corporation, subject to the provision of the Articles of Incorporation, if any, may be declared by the Board of Directors at any annual or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

Section 7.02. Reserves. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.03. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.05. Seal. The corporate seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.06. Amendments. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Directors or Shareholders.

Section 7.07. Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.08. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of these Bylaws shall be considered valid and operative; and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 7.09 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws they shall be subordinated in importance to the other written material.

THE UNDERSIGNED, being the Secretary of the Corporation, does hereby certify that the foregoing are the Bylaws of the Corporation as adopted by unanimous written consent of the Board of Directors dated the 23rd day of April, 1999.

[Signature Appears Here]
Secretary